Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 18 to the registration statement on Form N-1A (the 'Registration Statement") of our reports dated January 18, 2002, relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Reports to Shareholders of T. Rowe Price Equity Income Portfolio, T. Rowe Price New America Growth Portfolio, T. Rowe Price Personal Strategy Balanced Portfolio, T. Rowe Price Mid-Cap Growth Portfolio, T. Rowe Price Blue Chip Growth Portfolio,
T. Rowe Price Equity Index 500 Portfolio and T. Rowe Price Health Sciences Portfolio (comprising T. Rowe Price Equity Series, Inc.), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.





/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 24, 2002